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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Royal Appliance Mfg. Co. on Form S-8 (File No. 33-44802) of our report dated February 12, 1999, on our audits of the consolidated financial statements and financial statement schedule of Royal Appliance Mfg. Co. and Subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.



                                                      PricewaterhouseCoopers LLP



Cleveland, Ohio
March 15, 1999